EXHIBIT 10.3

EXECUTION VERSION

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of June 25, 2019, by VENUS CONCEPT LTD., an Israeli company (the “Company”), RESTORATION ROBOTICS, INC., a Delaware corporation (“Restoration Robotics”), and the investors listed on Schedule A hereto, each of which is referred to herein as an “Investor”.

WHEREAS, the Company, Restoration Robotics, and Radiant Merger Sub Ltd., a direct wholly-owned subsidiary of Restoration Robotics (“Radiant Merger Sub”) entered into that certain Agreement and Plan of Merger and Reorganization, dated as of March 15, 2019 (the “Merger Agreement”), pursuant to which Radiant Merger Sub will be merged with and into the Company upon the Effective Time (as defined in the Merger Agreement) and the Company will continue as the surviving company (the “Merger”), subject to satisfaction of the terms and conditions set forth in the Merger Agreement; and

WHEREAS, in contemplation of the closing of the Merger, the Company desires to issue and sell unsecured senior subordinated convertible promissory notes substantially in the form attached hereto as Exhibit A to the Investors in an aggregate principal amount of US$10,000,000, provided however, such aggregate principal amount may be increased to an aggregate principal amount not to exceed US$15,000,000, as may be determined by the Board of Directors of the Company (the “Convertible Note Financing”).

NOW THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.Purchase and Sale of Convertible Promissory Notes.

1.1Sale and Issuance of Convertible Promissory Notes.

(a)Subject to the terms and conditions of this Agreement, each Investor agrees, severally and not jointly, to purchase at the Closing (as defined below), and the Company agrees to sell to each Investor at the Closing, an unsecured senior subordinated convertible promissory note substantially in the form attached hereto as Exhibit A (the “Convertible Note”) in the aggregate principal amount and against payment of the purchase price listed opposite such Investor’s name on Schedule A (the “Purchase Price”). The Convertible Notes sold to Investors under this Agreement at the time of the Initial Closing (as defined below) and any subsequent Closing shall collectively be referred to herein as the “Convertible Notes”.

(b)On or prior to the Initial Closing, the Company shall have authorized the sale and issuance to the Investors of up to US$10,000,000 of Convertible Notes pursuant to this Agreement, provided however, such aggregate principal amount of Convertible Notes may be increased to an aggregate principal amount not to exceed US$15,000,000 as may be determined by the Board of Directors of the Company.  Subject to the Series D Increase (as defined below), the Series D Preferred Shares (as defined below) issuable upon the conversion of the Convertible Notes and the Ordinary Shares (as defined below) issuable upon the conversion of the Series D Preferred Shares shall have the rights, preferences, privileges and restrictions set forth in the Ninth Amended and Restated Articles of Association of the Company (the “Venus Articles”).

(c)On or prior to the Initial Closing, Restoration Robotics shall have authorized the issuance of shares of common stock, par value $0.0001 per share, of Restoration Robotics (the “Restoration Common Stock”) issuable upon the automatic conversion of the Convertible Notes.

1.2Closing.

(a)Closing.  The initial purchase and sale of the Convertible Notes (the “Initial Closing”) shall take place on the date hereof. In the event there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified.

(b)Delivery.  At each Closing, the Company shall deliver to each Investor a Convertible Note in the aggregate principal amount listed opposite such Investor’s name on Schedule A, against payment of the Purchase Price by check or wire transfer of immediately available funds to an account designated in writing by the Company pursuant to this Agreement.

1.3Sale of Additional Convertible Notes. After the Initial Closing, the Company may sell, on the same terms and conditions as those contained in this Agreement and the other Transaction Documents (as defined below), Convertible Notes in an aggregate principal amount, when taken together with the Convertible Notes issued on the Initial Closing, not to exceed US$10,000,000, provided however, such aggregate principal amount when taken together with the Convertible Notes issued on the Initial Closing may be increased to an aggregate principal amount not to exceed US$15,000,000 as may be determined by the Board of Directors of the Company (the “Additional Convertible Notes”), to one or more investors (the “Additional Investors”), provided, that (a) such subsequent sale is consummated prior to the thirtieth day after the Initial Closing, (b) each Additional Investor becomes a party to this Agreement by executing and delivering a counterpart signature page to this Agreement and each Subordination Agreement and (c) such Additional Investor shall be reasonably acceptable to the Administrative Agent (as defined in the Madryn Credit Agreement (as defined below)). Schedule A to this Agreement shall be updated to reflect the aggregate amount of such Additional Convertible Notes purchased at each such Closing and the parties purchasing such Additional Convertible Notes.

1.4Use of Proceeds.  The proceeds to the Company from the sale and purchase of the Convertible Notes hereunder will be used by the Company (a) to provide an unsecured loan to Restoration Robotics in an aggregate principal amount not to exceed US$5,000,000, and (b) for working capital and other general corporate purposes of the Company.

2.Representations and Warranties of the Company.  The Company hereby represents and warrants to each Investor that, as of the date hereof:

2.1Organization, Good Standing and Qualification.  The Company (a) is a corporation duly incorporated and validly existing under the laws of the State of Israel; (b) has all requisite corporate power and authority to carry on its business as now conducted and as currently proposed to be conducted; (c) has the corporate power and authority to execute and deliver this Agreement, the Convertible Notes and the Subordination Agreement (the “Madryn Subordination Agreement”) related to the Credit Agreement dated as of October 11, 2016, by and among Venus Concept Canada Corp. and Venus Concept USA Inc., as borrowers, the

Company and certain other Company subsidiaries, as guarantors, and Madryn Health Partners, LP and certain other affiliates of Madryn Health Partners, LP as lenders and administrative agent, collectively (“Madryn”), as amended from time to time (the “Madryn Credit Agreement”); (d) has the corporate power and authority to execute and deliver the Subordination Agreement (the “CNB Subordination Agreement”, together with the Madryn Subordination Agreement, the “Subordination Agreements”) related to the Amended and Restated Loan Agreement dated August 29, 2018, between the Company, as a guarantor, and City National Bank of Florida (“CNB”), as amended (the “CNB Credit Agreement”); and (e) has the corporate power and authority to perform its obligations under the this Agreement, the Convertible Notes and the Subordination Agreements (collectively, the “Transaction Documents”).  The Company is duly qualified to transact business and, where applicable as a legal concept, is in good standing in each jurisdiction where the nature of the Company’s business makes such qualification necessary, except where the failure to so qualify would not constitute a Venus Material Adverse Effect.  For purposes of this Agreement the term “Venus Material Adverse Effect” shall mean any change, event or other circumstance or series of causally-related changes, events or other circumstances that has, or would reasonably be expected to have, a material adverse effect on the Company’s and its subsidiaries’ (taken as a whole) assets, properties, operating results, financial condition, or business as currently conducted or as proposed to be conducted.  Notwithstanding the above, an adverse change, event or other circumstances (a) affecting the industry in which the Company and its subsidiaries participate, or the economy as a whole in any location where the Company or any of its subsidiaries has material operations or sales; or (b) arising from any change in accounting requirements or principles, or any change in applicable laws, rules or regulations or the interpretation thereof, in each case which does not impact the Company and its subsidiaries (taken as a whole) more severely than similarly situated companies, shall not be deemed a Venus Material Adverse Effect.

2.2Capitalization.  The authorized share capital of the Company as of the date of this Agreement, consists of, or will consist of immediately prior to the Initial Closing:

(a)Ordinary and Preferred Shares.  83,856,877 ordinary shares, nominal value NIS 0.001 each of the Company (“Ordinary Shares”),  2,192,736 Preferred A Shares, nominal value NIS 0.001 each of the Company (“Series A Preferred Shares”), 4,714,034 Preferred B Shares nominal value NIS 0.001 each of the Company (“Series B Preferred Shares”), 8,015,320 Preferred C Shares, nominal value NIS 0.001 each of the Company (the “Series C Preferred Shares”), 98,807 Preferred C-1 Shares, nominal value NIS 0.001 each of the Company (“Series C-1 Preferred Shares”) and 1,122,216 Preferred D Shares, nominal value NIS 0.001 each of the Company (the “Series D Preferred Shares”), of which there are 8,282,309 Ordinary Shares issued and outstanding, 2,192,736 Series A Preferred Shares issued and outstanding, 4,564,034 Series B Preferred Shares issued and outstanding, 8,003,319 Series C Preferred Shares issued and outstanding, 98,807 Series C-1 Preferred Shares issued and outstanding and 1,122,216 Series D Preferred Shares issued and outstanding. The rights, privileges and preferences of the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series C-1 Preferred Shares and the Series D Preferred Shares are as stated in the Venus Articles.

(b)Stock Options. 6,785,900 Ordinary Shares authorized for issuance under the Venus Concept Ltd. 2010 Employee Share Option Plan, as adopted by the Company,

and as may be amended from time to time, of which 5,657,619 Ordinary Shares are issuable upon exercise of all outstanding options to purchase shares of the Company.

(c)Warrants. Warrants to purchase 150,000 Ordinary Shares and warrants to purchase 162,000 Preferred Shares, of which 150,000 are warrants to purchase Series B Preferred Shares and 12,000 are warrants to purchase Series C Preferred Shares.

(d)Waivers.  The Company has obtained valid waivers of any rights by other parties to issue the Venus Conversion Shares (as defined below).

2.3Authorization.  All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the Convertible Notes, including the issuance and delivery of the Convertible Notes, and the performance of all obligations of the Company hereunder and thereunder, has been taken or will be taken at or prior to the Initial Closing, other than the authorization by the shareholders of the Company of the additional Series D Preferred Shares necessary for conversion of the Convertible Notes into Series D Preferred Shares (and the Ordinary Shares issuable upon conversion of such Series D Preferred Shares).  The Transaction Documents to which the Company is a party, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent any indemnification provisions may be limited by applicable federal or state securities laws.

2.4Valid Issuance of Venus Conversion Shares.  Subject to the Series D Increase, the Series D Preferred Shares issuable upon conversion of the Convertible Notes and the Ordinary Shares issuable upon conversion of such Series D Preferred Shares (collectively, the “Venus Conversion Shares”) when the Convertible Note is converted in accordance with its terms, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under the Transaction Documents, the Venus Articles and the Amended and Restated Investors’ Rights Agreement dated as of June 22, 2017, by and among the Company and the investors listed on Schedule A thereto, as amended (the “Investor Rights’ Agreement”), and under applicable state, federal and other securities laws or liens or encumbrances created by or imposed by an Investor.  Assuming the accuracy of the representations of the Investors in Section 4 of this Agreement, the Venus Conversion Shares will be issued in compliance with all applicable federal and state securities laws.

2.5Governmental Consents.  Assuming the accuracy of the representations made by the Investors in Section 4 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated by this Agreement, except for the filings pursuant to Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, which have been made or will be made in a timely manner and filings with the Israeli Registrar of Companies, following the issuance of the Venus Conversion Shares.

2.6No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated by the Transaction Documents will not result in violation or default (i) of any provisions of the Venus Articles, (ii) of any judgment, order, writ or decree applicable to the Company, or (iii) under any note, indenture or mortgage, in each case, which would have a Venus Material Adverse Effect or which shall not have been waived.

2.7Offering.  Subject to the truth and accuracy of each Investor’s representations set forth in Section 4 of this Agreement, the offer and sale of the Convertible Notes, and issuance of the Venus Conversion Shares, as contemplated by this Agreement, does not require registration under the Securities Act, and will not result in a violation of the qualification or registration requirements of applicable state or foreign securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

3.Representations and Warranties of Restoration Robotics.  Restoration Robotics hereby represents and warrants to each Investor that, as of the date hereof:

3.1Organization, Good Standing and Qualification.  Restoration Robotics is a corporation duly organized and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as currently proposed to be conducted.  Restoration Robotics is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would constitute a Restoration Material Adverse Effect.  In this Agreement the term “Restoration Material Adverse Effect” shall mean any change, event or other circumstance or series of causally-related changes, events or other circumstances that has, or would reasonably be expected to have, a material adverse effect on Restoration Robotics’ assets, properties, operating results, financial condition, or business as currently conducted or as proposed to be conducted.  Notwithstanding the above, an adverse change, event or other circumstance (a) affecting the industry in which Restoration Robotics and its subsidiaries participate, or the economy as a whole in any location where Restoration Robotics or any of its subsidiaries has material operations or sales; or (b) arising from any change in accounting requirements or principles, or any change in applicable laws, rules or regulations or the interpretation thereof, in each case which does not impact Restoration Robotics more severely than similarly situated companies, shall not be deemed a Restoration Material Adverse Effect.

3.2Capitalization.  The authorized capital of Restoration Robotics as of the date of this Agreement consists of, or will consist of, immediately prior to the Initial Closing:

(a)Preferred Stock.  10,000,000 shares of preferred stock, with a par value of US$ 0.0001 of which no shares are outstanding (the “Restoration Preferred Stock”).

(b)Common Stock.  300,000,000 shares of Restoration Common Stock, of which 40,857,012 shares are issued and outstanding.

(c)Stock Options. 6,187,421 shares of Restoration Common Stock authorized for issuance under the Restoration Robotics 2005 Stock Plan, Restoration Robotics 2015 Equity Incentive Plan and Restoration Robotics 2017 Incentive Award Plan and Non-Employee Director Compensation Program, each as amended from time to time, of which (i) 3,706,562 shares of Restoration Common Stock are issuable upon exercise of all outstanding options to purchase shares of Restoration Robotics, (ii) 1,000,000 shares of Restoration Common Stock are issuable pursuant to restricted stock units, and (iii) 180,000 shares of Restoration Common Stock are issuable pursuant to restricted stock awards.

(d)Warrants. 272,211 shares of Restoration Common Stock issuable upon the exercise of all outstanding warrants to purchase shares of Restoration Robotics.

(e)Waivers.  Restoration Robotics has obtained valid waivers of any rights by other parties to issue the Restoration Conversion Shares (as defined below).

3.3Authorization.  All corporate action on the part of Restoration Robotics, its directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the shares of Restoration Common Stock issuable upon the automatic conversion of the Convertible Notes (the “Restoration Conversion Shares”), and the performance of all obligations of Restoration Robotics hereunder required in connection with the initial sale and purchase of the Convertible Notes, has been taken or will be taken at or prior to the Initial Closing. This Agreement, when executed and delivered by the Restoration Robotics, shall constitute a valid and legally binding obligation of Restoration Robotics, enforceable against Restoration Robotics in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent any indemnification provisions may be limited by applicable federal or state securities laws.

3.4Valid Issuance of Restoration Robotics Common Stock.  The Restoration Conversion Shares have been duly and validly reserved for issuance and, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, and under applicable state, federal and other securities laws or liens or encumbrances created by or imposed by an Investor and the requisite shareholder approval as contemplated in Section 5.3 hereof. The issuance of Restoration Conversion Shares are not subject to pre-emptive rights. Assuming the accuracy of the representations of the Investors in Section 4 of this Agreement, the Restoration Robotics Common Stock will be issued in compliance with all applicable federal and state securities laws.

3.5Governmental Consents.  Assuming the accuracy of the representations made by the Investors in Section 4 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of Restoration Robotics in connection with the execution and delivery of this Agreement, or the consummation of the transactions contemplated by this Agreement, except for the filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

3.6No Conflicts. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents will not result in violation or default (i) of any provisions of Restoration Robotics Amended and Restated Certificate of Incorporation (the “Restoration Charter”) or Amended and Restated Bylaws (the “Restoration Bylaws”), (ii) of any judgment, order, writ or decree applicable to Restoration Robotics, or (iii) under any note, indenture or mortgage, in each case, which would have a Restoration Material Adverse Effect.

4.Representations and Warranties of the Investors.  Each Investor, severally but not jointly, hereby represents and warrants to each of the Company and Restoration Robotics that:

4.1Authorization.  Such Investor is validly existing and in good standing under the laws of the jurisdiction of its formation.  Such Investor has full power and authority to enter into and perform this Agreement and any other Transaction Document to which it is a party, and each such agreement constitutes its valid and legally binding obligation, enforceable against it in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent any indemnification and contribution provisions contained in the Transaction Documents may be limited by applicable federal or state securities laws.  The execution, delivery and performance of this Agreement and the other Transaction Documents to which such Investor is a party by such Investor and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized and approved by all necessary corporate, partnership or similar action, and no further consent or authorization of such Investor or its board of directors, stockholders, partners, members and/or any other corporate authority, as the case may be, is required.

4.2Purchase Entirely for Own Account.  This Agreement is made with such Investor in reliance upon such Investor’s representation to each of the Company and Restoration Robotics that the Convertible Notes to be purchased by such Investor and the Venus Conversion Shares and the Restoration Conversion Shares (collectively, the “Securities”) are being acquired for investment for such Investor’s own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  The acquisition by such Investor of any of the Securities shall constitute confirmation of the representation by such Investor that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Investor has not been formed for the specific purpose of acquiring the Securities.

4.3Disclosure of Information.  Such Investor has had an opportunity to ask questions and receive answers from the Company and Restoration Robotics regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company and Restoration Robotics.  The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement, of Restoration Robotics in Section 3 of this Agreement, or the right of such Investor to rely thereon.

4.4Investment Experience.  Such Investor acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.  Such Investor acknowledges that any investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

4.5Accredited Investor.  Such Investor is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act, as presently in effect.

4.6Restricted Securities.  The Investor understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. The Investor understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Investor acknowledges that (a) the Company has no obligation to register or qualify the Convertible Notes or the Venus Conversion Shares, for resale except as set forth in the Investors’ Rights Agreement, and (b) Restoration Robotics has no obligation to register or qualify the Restoration Robotics Conversion Shares for resale except as forth in the form of Registration Rights Agreement to be entered into by and among the Investors and Restoration Robotics immediately after the Effective Time of the Merger, substantially in the form of Exhibit B hereto (the “Registration Rights Agreement”). The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Venus Conversion Shares or the Restoration Conversion Shares, as the case may be, and on requirements relating to the Company or Restoration Robotics which are outside of the Investor’s control, and which the Company or Restoration Robotics is under no obligation and may not be able to satisfy.

4.7No Public Market. The Investor understands that no public market now exists for the Venus Conversion Shares, and that the Company has made no assurances that a public market will ever exist for the Venus Conversion Shares.

4.8Further Limitations on Disposition.  Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company or Restoration Robotics, as the case may be, to be bound by this Section 4 and the Investors’ Rights Agreement, and:

(a)There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)(i) Such Investor shall have notified the Company or Restoration Robotics, as the case maybe, of the proposed disposition and shall have furnished the Company or

Restoration Robotics, as the case may be, with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company or Restoration Robotics, as the case may be, such Investor shall have furnished to the Company or Restoration Robotics, as the case may be, with an opinion of counsel reasonably satisfactory to the Company or Restoration Robotics, as the case may be, that such disposition will not require registration of such shares under the Act.  It is agreed that the Company or Restoration Robotics, as the case may be, will not require an Investor to furnish opinions of counsel for transactions made pursuant to Rule 144 promulgated under the Securities Act except in unusual circumstances.

(c)Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor that is a partnership or limited liability company to a partner of such partnership or a member of such limited liability company or a retired partner of such partnership who retires after the date hereof or a retired member of such limited liability company who retires after the date hereof, or to the estate of any such partner, retired partner, member or retired member or the transfer by gift, will or intestate succession by any such partner or member to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or member or his or her spouse, if the transferee agrees in writing to be subject to the terms hereof and of the Investors’ Rights Agreement to the same extent as if he or she were an original Investor hereunder and a party thereto.

4.9It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

(a)“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

(b)Any legend set forth in, or required by, the other Transaction Documents or the Venus Articles.

(c)Any legend required by the securities laws of any state to the extent such laws are applicable to the Securities represented by the certificate, instrument, or book entry so legended.

4.10Foreign Investors. If the Investor is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. The Investor’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Investor’s jurisdiction.

4.11No General Solicitation. Neither the Investor, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Securities.

4.12Exculpation Among Investors. The Investor acknowledges that it is not relying upon any person, other than the Company and Restoration Robotics and their respective officers and directors, in making its investment or decision to invest in the Company and/or Restoration Robotics. The Investor agrees that neither any Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Securities.

4.13Residence. If the Investor is an individual, then the Investor resides in the state or province identified in the address of the Investor set forth on Schedule A; if the Investor is a partnership, corporation, limited liability company or other entity, then the office or offices of the Investor in which its principal place of business is located at the address or addresses of the Investor set forth on Schedule A.

5.Additional Covenants.

5.1Venus Conversion Shares. Upon the earlier of (a) the termination of the Merger Agreement or (b) such other time that the Company becomes obligated to convert the Convertible Notes into Series D Preferred Shares pursuant to the terms of the Convertible Notes, the Company shall seek requisite approval from its shareholders as required under the Venus Articles and applicable law to either increase the number of authorized and unissued shares of Series D Preferred Shares, or reclassify a number of authorized and unissued Ordinary Shares (“Series D Increase”), such that there shall be a sufficient number of Series D Preferred Shares necessary to effect the conversion of all Convertible Notes, in accordance with the terms of the Voting Undertaking (as defined below).  After receipt of such approval and the amendment of the Venus Articles, the Company shall reserve and keep available such number of authorized and unissued Series D Preferred Shares and Ordinary Shares as would from time to time be sufficient to effect the issuance of such shares upon conversion of the Convertible Notes and Series D Preferred Shares, respectively.

5.2Restoration Conversion Shares. (a) Restoration Robotics shall issue the Restoration Conversion Shares promptly upon conversion of the Convertible Notes in accordance with the terms of the Convertible Notes; and (b) Restoration Robotics shall reserve and keep available such number of authorized and unissued shares of Restoration Common Stock as would from time to time be sufficient to effect the issuance of Restoration Conversion Shares.

5.3Restoration Robotics Stockholder Approval. Restoration Robotics shall amend its Registration Statement on Form S-4 and the proxy statement/prospectus relating to the annual meeting of the Restoration Robotics stockholders to be held in connection with the Merger to submit for approval of its stockholders the issuance of Restoration Conversion Shares with the recommendation of the Restoration Robotics Board of Directors that such proposal be approved (the “Merger Stockholder Meeting”) and all management-appointed proxyholders shall vote their proxies in favor of such proposal.  In the event that the stockholder proposal to approve the issuance of the Restoration Conversion Shares is not approved by the Restoration Robotics stockholders at the Merger Stockholder Meeting, Restoration Robotics shall use its best efforts to call another meeting of stockholders within three (3) months of the Merger Stockholder Meeting for the purpose of approving the issuance of the Restoration Conversion Shares.

5.4 Israeli Withholding Tax. To the extent the interest on the Convertible Notes will be subject to Israeli withholding tax under the Israeli Income Tax Ordinance [New Version], 1961, the Israeli Tax Regulations (Withholding from Interest, Dividend and Other Profits), 2005, or under any other legal requirement, the Company shall be entitled to make such withholding and shall pay the full amount withheld to the relevant governmental authority in accordance with applicable law. The withholding tax rate can be subject to reduction based on an applicable tax treaty assuming the conditions of the tax treaty are met. Any Investor that may be entitled to an exemption from or reduction of withholding tax with respect to payments made under this Agreement and/or the Convertible Notes shall deliver to the Company at the time or times reasonably requested by the Company, such properly completed and executed documentation reasonably requested by the Company as will permit such payments without withholding or at a reduced rate of withholding under applicable legal requirements.

5.5Registration Rights Agreement.  Restoration shall enter in the Registration Rights Agreement with each Investor substantially in the form of Exhibit E hereto immediately after the Effective Time of the Merger providing for the registration under the Securities Act of the Restoration Conversion Shares.

6.Conditions to Investors’ Obligations at Closing.  The obligations of each Investor under Section 1 of this Agreement with respect to the Initial Closing or any subsequent Closing are subject to the fulfillment (or waiver by the Investor) on or before such Closing of each of the following conditions, unless otherwise waived, provided however, any such waiver shall not be effective against any Investor that does not consent thereto:

6.1Representations and Warranties of the Company.  The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects as of such Closing.

6.2Representations and Warranties of Restoration Robotics. The representations and warranties of Restoration Robotics contained in Section 3 shall be true and correct in all material respects as of such Closing.

6.3Performance by the Company.  The Company shall have performed and complied in all material  respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing.

6.4Performance by Restoration Robotics.  Restoration Robotics shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing.

6.5Compliance Certificates.  (a) The Chief Executive Officer of the Company shall deliver to each Investor at such Closing a certificate stating that the conditions specified in Sections 6.1 and 6.3 have been fulfilled and (b) the Chief Executive Officer of Restoration Robotics shall deliver to each Investor at such Closing a certificate stating that the conditions specified in Sections 6.2 and 6.4 have been fulfilled.

6.6Company Secretary’s Certificate.  The Company shall deliver to each Investor a certificate of the Secretary of the Company certifying (a) the Company’s Ninth Amended and Restated Articles of Association, (b) the resolutions of the Board of Directors of the Company approving the Transaction Documents and the transactions contemplated under the Transaction Documents, and (c) the resolutions of the Audit Committee of the Company approving the Transaction Documents and the transactions contemplated under the Transaction Documents

6.7Restoration Robotics Secretary’s Certificate.  The Secretary of Restoration Robotics shall deliver to each Investor a certificate certifying (a) the Amended and Restated Certificate of Incorporation of Restoration Robotics, (b) the Restoration Bylaws, and (c) resolutions of the Board of Directors of the Restoration Robotics approving the Transaction Documents and the transactions contemplated under the Transaction Documents.

6.8Permits, Qualifications and Consents.  All permits, authorizations, approvals, or consents, if any, of any governmental authority or regulatory body of the United States or of any foreign jurisdictions that are required in connection with the lawful issuance and sale of the Convertible Notes pursuant to this Agreement shall be duly obtained and effective as of such Closing.

6.9Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors and their counsel, and such Investors and their counsel shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

6.10Madryn Consent.  The Company shall have received an executed consent from Madryn under the Madryn Credit Agreement.

6.11CNB Consent. The Company shall have received an executed consent from City National Bank of Florida (“CNB”) under the Amended and Restated Loan Agreement dated August 29, 2018, between the Company, as a guarantor, and CNB, as amended.

6.12Waivers and Release of any Company Participation Rights.  The Company shall have delivered to the Investors evidence reasonably satisfactory to the Investors that the issuance and sale of the Convertible Notes, the issuance of the Series D Preferred Shares upon conversion of such Convertible Notes and the issuance of Ordinary Shares upon the conversion of such Series D Preferred Shares, is not subject to pre-emptive rights and/or rights to participate in the purchase of the Convertible Notes hereunder, the issuance of Series D Preferred Shares upon conversion of such Convertible Notes and any Ordinary Shares issuable upon conversion of such Series D Preferred Shares.

6.13 Waivers and Release of any Restoration Robotics Participation Rights.  Restoration Robotics shall have delivered to the Investors evidence reasonably satisfactory to the Investors that the issuance of the Restoration Common Stock upon conversion of the Convertible Notes is not subject to pre-emptive rights and/or rights to participate in the issuance of the Restoration Common Stock upon conversion of such Convertible Notes.

6.14Voting Undertaking. The holders of shares of the Company conferring a majority of the votes at the Company’s General Meeting and the Preferred Supermajority (as such term is defined in the Venus Articles) shall have executed and delivered a voting agreement pursuant to which such holders have agreed to vote in favor of an amendment to the Venus Articles to effect the Series D Increase, substantially in the form attached hereto as Exhibit C (the “Voting Undertaking”).

6.15Convertible Notes.  The Company shall have delivered to the Investors validly executed Convertible Notes.

7.Conditions to the Company’s Obligations at Closing.  The obligations of the Company to issue the Convertible Notes to the Investors at the Initial Closing or any subsequent Closing are subject to the fulfillment on or before the Closing, of each of the following conditions unless otherwise waived:

7.1Representations and Warranties.  The representations and warranties of the Investor contained in Section 4 shall be true and correct as of such Closing.

7.2Permits, Qualifications and Consents.  All permits, authorizations, approvals, or consents, if any, of any governmental authority or regulatory body of the United States or of any foreign jurisdictions that are required in connection with the lawful purchase and sale of the Convertible Notes pursuant to this Agreement shall be duly obtained and effective as of the Closing.

7.3Performance.  The Investors shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before such Closing.

7.4Payment of the Purchase Price.  The Company shall have actually received from all the Investors the Purchase Price for the entire aggregate principal amount of the Convertible Notes purchased hereunder in accordance with Schedule A.

7.5Lock-Up.  Each Investor shall have executed and delivered a Lock-up Agreement in the substantially in the form of Exhibit D hereto unless such Investor is a party to a lock-up agreement signed in connection with the Merger.

7.6Madryn Subordination Agreement.  Each Investor shall have executed and delivered the Madryn Subordination Agreement in substantially the form of Exhibit E hereto.

7.7CNB Subordination Agreement.  Each Investor shall have executed and delivered the CNB Subordination Agreement in substantially the form of Exhibit F hereto.

7.8Madryn Consent.  The Company shall have received an executed consent from Madryn under the Madryn Credit Agreement.

7.9CNB Consent. The Company shall have received an executed consent from CNB under the CNB Credit Agreement.

7.10Waivers and Release of any Participation Rights.  The Company shall have delivered to the Investors evidence reasonably satisfactory to the Investors that the issuance and sale of the Convertible Notes, the issuance of the Series D Preferred Shares upon conversion of such Convertible Notes and the issuance of Ordinary Shares upon the conversion of such Series D Preferred Shares, is not subject to pre-emptive rights and/or rights to participate in the purchase of the Convertible Notes hereunder, the issuance of Series D Preferred Shares upon conversion of such Convertible Notes and any Ordinary Shares issuable upon conversion of such Series D Preferred Shares.

7.11 Voting Undertaking. The holders of shares of the Company conferring a majority of the votes at the Company’s General Meeting and the Preferred Supermajority (as such term is defined in the Venus Articles) shall have executed and delivered the Voting Undertaking.

8.Miscellaneous.

8.1Survival of Representations, Warranties and Covenants.  The representations, warranties and covenants of the Company, Restoration Robotics and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors, the Company or Restoration Robotics.  All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company or Restoration Robotics pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company or Restoration Robotics, as the case may be, hereunder.

8.2Successors and Assigns.  Except as otherwise provided herein and subject to the Investors’ Rights Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Convertible Notes).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.3Governing Law; Venue.  This Agreement is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties.  All disputes and controversies arising out of or in connection with the Transaction Documents shall be resolved exclusively by the state or federal courts located in the State of Delaware, and each party hereto agrees to submit to the jurisdiction of said courts and agrees that venue shall lie exclusively with such courts.

8.4Waiver of Right to Jury Trial.  EACH OF THE INVESTORS, THE COMPANY AND RESTORATION ROBOTICS, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF.

8.5Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

8.6Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.7Notices.  Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent, via email or facsimile, if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day, or on the next business day if other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and ten business days after deposit in in the mail in Israel; or (d) the next business day (or four business days is sent internationally) after deposit with a nationally recognized overnight delivery service, postage prepaid with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.  All communications shall be sent to the respective parties at their address as set forth on the signature page or Schedule A, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Subsection 8.7. If notice is given to the Company, a copy shall also be sent to Reed Smith LLP, 599 Lexington Avenue, New York, NY 10022 Attention: Mark Pedretti if notice is given to Restoration Robotics, a copy shall also be given to Latham & Watkins LLP, 140 Scott Drive Menlo Park, CA 94025, USA Attention: Brian Cuneo.

8.8Finder’s Fee.  Each party represents that it is not nor will be obligated for any finders’ fee or commission in connection with this transaction.  Each Investor agrees to indemnify and to hold harmless the Company and Restoration Robotics from any liability for any commission or compensation in the nature of a finders’ fee or commission in connection with this transaction (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees or representatives is responsible.  The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder’s fee or commission in connection with this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible. Restoration Robotics agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder’s fee or commission in connection with this transaction (and the costs and expenses of defending against such liability or asserted liability) for which Restoration Robotics or any of its officers, employees or representatives is responsible.

8.9Expenses.  The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. Restoration Robotics shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. The Company shall further pay or reimburse the Investors for all legal fees and expenses of the Investors in connection with the Investors’ purchase of the Convertible Notes up to an aggregate of $20,000. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

8.10Waiver of Conflicts. Each party to this Agreement acknowledges that Reed Smith LLP, counsel for the Company, has in the past performed and may continue to perform legal services for certain of the Investors in matters unrelated to the transactions described in this Agreement, including the representation of such Investors in financings and other matters. Accordingly, each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; and (b) gives its informed consent to Reed Smith LLP’s representation of certain of the Investors in such unrelated matters and Reed Smith LLP’s representation of the Company in connection with this Agreement and the transactions contemplated hereby.

8.11Confidentiality. Each Investor agrees that such Investor shall be bound as a “Representative” under the terms of that certain Confidentiality Agreement, dated December 8, 2018 by and between Restoration Robotics and the Company, as amended on January 21, 2019 (the “Confidentiality Agreement”).  Each Investor acknowledges and agrees that: (i) any information received by such Investor, its affiliates or any of their representatives in connection with this Agreement shall be considered Evaluation Material (as defined in the Confidentiality Agreement) and (ii) such Investor has read Section 6 of the Confidentiality Agreement and agrees not to trade in securities of Restoration Robotics in violation of the laws referred to therein.

8.12Amendments and Waivers.  Subject to the provisions of Section 5, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors holding at least a majority of the then outstanding aggregate principal amount of Convertible Notes purchased hereunder, provided however, no such amendment or waiver shall modify or change (or permit the amendment, modification or change of) any of the terms or provisions of the Convertible Note or this Agreement in a manner adverse to the Administrative Agent (as defined in the Madryn Credit Agreement) or any Secured Party (as defined in the Madryn Credit Agreement) in violation of the terms and provisions of the Madryn Subordination Agreement, without the prior written consent of Madryn”.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, Restoration Robotics, and the Company.

8.13Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision or provisions shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision or provisions were so excluded and shall be enforceable in accordance with its terms.

8.14Further Assurances.  Each Investor, Restoration Robotics, and the Company shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.

8.15Entire Agreement.  This Agreement (including the Exhibits hereto), and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled

* * *

EXHIBIT 10.3

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

VENUS CONCEPT LTD.

By:  /s/ Domenic Serafino

Name:  Domenic Serafino, CEO

Title: Chief Executive Officer

Address:	255 Consumers Road, Suite 100 Toronto, ON-M2J I R4
Facsimile:	(855) 907-0115
Email:	dom@venusconcept.com

[Signature Page to Note Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

RESTORATION ROBOTICS, INC.

By:  /s/ Mark Hair

Name: Mark Hair

Title: Chief Financial Officer

Address: 128 Baytech Drive, San Jose, CA 95134
Facsimile:
Email: markh@restorationrobotics.com

[Signature Page to Note Purchase Agreement]

EXHIBIT 10.3

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTORS:

EW HEALTHCARE PARTNERS, L.P.

By: Essex Woodlands Fund IX-GP, L.P., its General Partner

By: Essex Woodlands IX, LLC, Its General Partner

By:  /s/ R. Scott Barry________________

Name:R. Scott Barry

Title: Authorized Signatory

21 Waterway Avenue, Suite 225

The Woodlands, TX 77380

Attn:	Richard Kolodziejcyk Chief Financial Officer
E-mail:	rkolodziejcyk@ewhv
Office:	(281) 364-8338
Fax:	(281) 364-9755

EW HEALTHCARE PARTNERS-A, L.P.

By: Essex Woodlands Fund IX-GP, L.P., ts General Partner

By: Essex Woodlands IX, LLC, Its General Partner

By:  /s/ R. Scott Barry

Name:R. Scott Barry

Title: Authorized Signatory

21 Waterway Avenue, Suite 225

The Woodlands, TX 77380

Attn:	Richard Kolodziejcyk Chief Financial Officer
E-mail:	rkolodziejcyk@ewhv
Office:	(281) 364-8338
Fax:	(281) 364-9755

[Signature Page to Note Purchase Agreement]

EXHIBIT 10.3

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTORS:

HEALTHQUEST PARTNERS II, L.P.

By:	HealthQuest Venture Management II, L.L.C., its General Partner

By:  /s/ Garheng Kong

Garheng Kong

Managing Member

Address:	c/o HealthQuest Capital Management Company, LLC 1301 Shoreway Road, Suite 350 Belmont, CA 94002
Email:	garheng@hqcap.com, with cc to manfred@hqcap.com (Manfred Yu, CFO)

[Signature Page to Note Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

INVESTORS:

LONGITUDE VENTURE PARTNERS II, L.P.

By: Longitude Capital Partners II, LLC, its General Partner

By:/s/ Juliet T. Bakker

Name: Juliet T. Bakker
Title:Managing Member

Address: c/o Longitude Capital Partners II, LLC

2740 Sand Hill Road, 2nd Floor

Menlo Park, CA 94025

Email: jbakker@longitudecapital.com

SCHEDULE A

SCHEDULE OF INVESTORS

Initial Closing
Dated June 25, 2019

Name	Convertible Note Purchase Price
EW Healthcare Partners, L.P. (“Partners LP”)	$4,806,617.66
EW Healthcare Partners-A, L.P.	$193,382.50
HealthQuest Partners II, L.P.	$2,500,000.00
Longitude Venture Partners II, L.P.	$300,000.00

TOTALS	$7,800,000.16

Second Closing

Dated _________, 2019

Name	Convertible Note Purchase Price
$
$
$
$
$
TOTALS	$

EXHIBIT A

FORM OF CONVERTIBLE NOTE

EXECUTION VERSION

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT, DATED AS OF JUNE [24], 2019, BY AND AMONG EW HEALTHCARE PARTNERS, L.P., EW HEALTHCARE PARTNERS-A, L.P., HEALTHQUEST PARTNERS II, L.P., LONGITUDE VENTURE PARTNERS II, L.P. AND MADRYN HEALTH PARTNERS, LP, AND ACKNOWLEDGED AND AGREED TO BY VENUS CONCEPT CANADA CORP., VENUS CONCEPT USA INC. AND VENUS CONCEPT LTD (THE “MADRYN SUBORDINATION AGREEMENT”).

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT, DATED AS OF JUNE [24], 2019, BY AND AMONG EW HEALTHCARE PARTNERS, L.P., EW HEALTHCARE PARTNERS-A, L.P., HEALTHQUEST PARTNERS II, L.P., LONGITUDE VENTURE PARTNERS II, L.P. AND CITY NATIONAL BANK OF FLORIDA, AND ACKNOWLEDGED AND AGREED TO BY VENUS CONCEPT CANADA CORP., VENUS CONCEPT USA INC. AND VENUS CONCEPT LTD (THE “CNB SUBORDINATION AGREEMENT”, TOGETHER WITH THE MADRYN SUBORDINATION AGREEMENT, THE “SUBORDINATION AGREEMENTS”).

THIS NOTE AND ANY SHARES ACQUIRED UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED.

VENUS CONCEPT LTD.

UNSECURED SENIOR SUBORDINATED CONVERTIBLE PROMISSORY NOTE

US$[●] June 25, 2019

No. CN-1

FOR VALUE RECEIVED, Venus Concept Ltd., a company incorporated under the laws of Israel (the “Issuer” or the “Company”), promises to pay (which payment shall be satisfied through the conversion mechanisms described below) to [●] or its successors or assigns (the “Holder”), in accordance with the terms and conditions of this Note, the principal sum of US$[●], together with simple interest on the unpaid principal balance of this Note from time to time outstanding at the rate of 8.0% per year until paid in full. This Note is one of a series of Notes issued pursuant to that certain Note Purchase Agreement dated as of June 25, 2019 among the Company, Restoration Robotics, Inc., a Delaware corporation (“Restoration Robotics”), the Holder and certain other investors, as the same may be amended, restated or otherwise modified from time to time (the “Note Purchase Agreement”). Capitalized terms used but not defined herein shall have the meaning set forth in the Note Purchase Agreement.

All outstanding principal and any accrued and unpaid interest under this Note shall be due and payable (which payment shall be satisfied through the conversion mechanisms described below) in accordance with the following sentence on the thirtieth day following the termination of the Agreement and Plan of Merger and Reorganization dated as of March 15, 2019 among the Company, Restoration Robotics, and Radiant Merger Sub Ltd., as the same may be amended from time to time (the “Merger Agreement”), in accordance with Section 9 of the Merger Agreement (such date the “Maturity Date”), and in no event earlier than such Maturity Date. Upon the Maturity Date, all outstanding principal and any accrued and unpaid interest under this Note shall convert, in full satisfaction thereof, in whole into the number of fully paid and non-assessable Series D Convertible Preferred Shares, par value NIS 0.001 per share, of the Company (the “Series D Preferred”), calculated by dividing the outstanding principal amount of this Note (and any accrued and unpaid interest under this Note) by the Pre-Merger Conversion Price (as defined below) then in effect; provided, however, that, in lieu of such conversion, the Holder shall have the option to convert, in whole, all outstanding principal and any accrued and unpaid interest under this Note into any such other class of equity securities issued by the Issuer after the Initial Closing under the Note Purchase Agreement and on or prior to the Maturity Date in a financing with aggregate gross proceeds to the Company of at least US$5,000,000 at a conversion price equal to the initial issuance price of such equity securities in such financing. For the avoidance of doubt, in no event will any outstanding principal or accrued and unpaid interest under this Note be payable in cash.

At any time after the Maturity Date, all outstanding principal and any accrued and unpaid interest under this Note shall be convertible, in whole, at the option of the Holder hereof, into the number of fully paid and non-assessable Series D Preferred Shares calculated by dividing the outstanding principal amount of this Note (and any accrued and unpaid interest under this Note) by the Pre-Merger Conversion Price (as defined below) then in effect. The initial Pre-Merger Conversion Price is $6.23766 per share, subject to adjustment as provided herein.

Interest on this Note shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed.

Subject to the receipt of the approval of the Restoration Robotics stockholders of the issuance of the Restoration Conversion Shares to the extent required under the Nasdaq stockholder approval rules, effective upon the Effective Time (as defined in the Merger Agreement), all outstanding principal and any accrued and unpaid interest under this Note shall automatically be converted, in whole, into the number of fully paid and non-assessable shares of common stock, par value $0.0001 per share, of Restoration Robotics (the “Restoration Robotics Common Stock”), calculated by dividing the outstanding principal amount of this Note (and any accrued and unpaid interest under this Note) by the Post-Merger Conversion Price (as defined below) then in effect. The initial Post-Merger Conversion Price is US$0.4664 per share, subject to adjustment as provided herein.

Without limiting any provision hereof, if the Issuer shall at any time or from time to time on or after the date of issuance of this Note effect a subdivision of the Series D Preferred (by any stock split, stock dividend, recapitalization or otherwise), into a greater number of shares, the Pre-Merger Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Series D Preferred issuable on conversion of this Note shall be increased in proportion to such increase in the aggregate number of shares of Series D Preferred outstanding. If the Issuer shall at any time or from time to time on or after the issuance of this Note combine (by combination, reverse stock split or otherwise) the outstanding shares of Series D Preferred into a smaller number of shares, the Pre-Merger Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Series D Preferred issuable on conversion of this Note shall be decreased in proportion to such decrease in the aggregate number of shares of Series D Preferred outstanding. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

Without limiting any provision hereof, if Restoration Robotics shall at any time or from time to time on or after the date of issuance of this Note effect a subdivision of the outstanding shares of its common stock, par value $0.0001, per share (the “Restoration Common Stock”) (by any stock split, stock dividend, recapitalization or otherwise), into a greater number of shares, the Post-Merger Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Restoration Common Stock issuable on conversion of this Note shall be increased in proportion to such increase in the aggregate number of shares of Restoration Common Stock outstanding. If Restoration Robotics shall at any time or from time to time on or after the issuance of this Note combine (by combination, reverse stock split or otherwise) the outstanding shares of Restoration Common Stock into a smaller number of shares, the Post-Merger Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Restoration Common Stock issuable on conversion of this Note shall be decreased in proportion to such decrease in the aggregate number of shares of Restoration Common Stock outstanding. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

This Note shall become immediately due and payable by the Issuer without notice or demand (but subject to the conversion rights set forth herein) upon the occurrence at any time of any of the following events of default (individually, an “Event of Default” and collectively, “Events of Default”):

(1) the Issuer fails to pay any of the principal, interest or any other amounts payable under this Note when due and payable after the occurrence of the Discharge of the Senior Obligations (as defined in the Subordination Agreements);

(2) the Issuer files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or seeks the appointment of a custodian, receiver, trustee (or other similar official) of the Issuer or all or any substantial portion of the Issuer’s assets, or makes any assignment for the benefit of creditors or takes any action in furtherance of any of the foregoing, or fails to generally pay its debts as they become due;

(3) an involuntary petition is filed, or any proceeding or case is commenced, against the Issuer (unless such proceeding or case is dismissed or discharged within 60 days of the filing or commencement thereof) under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, liquidation or moratorium statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is applied or appointed for the Issuer or to take possession, custody or control of any property of the Issuer, or an order for relief is entered against the Issuer in any of the foregoing;

(4) any of the Issuer’s indebtedness for borrowed money is accelerated as a result of a default or breach of or under any agreement or instrument evidencing or relating to such indebtedness for borrowed money;

(5) the Issuer suspends the operation of the usual business of the Issuer; or

(6) the Issuer admits in writing its inability to pay its debts as they become due, or makes a general assignment for the benefit of creditors.

Notwithstanding the foregoing, if any of the foregoing shall occur prior to the date upon which the Discharge of the Senior Obligations (as defined in the Subordination Agreements) shall have occurred and such event or circumstance is not also an “Event of Default” under the Madryn Credit Agreement and the CNB Credit Agreement (each as defined below), such event or circumstance shall not be an Event of Default hereunder until the occurrence of the Discharge of the Senior Obligations (as defined in the Subordination Agreements).

Upon the occurrence of an Event of Default, the Holder shall have then, or at any time thereafter, all of the rights and remedies afforded creditors generally by the applicable federal laws or the laws of the State of Delaware; provided that the Holder, by countersigning below, agrees not to pursue any such rights or remedies unless and until such action is approved by the written consent of the Holders of at least 66% of the aggregate amount of outstanding principal under the Notes.

The indebtedness evidenced by this Note shall be unsecured and subordinated to the existing senior secured indebtedness of the Company and senior to all unsecured indebtedness of the Company. The Holder agrees that the indebtedness evidenced by this Note is expressly subordinated in right of priority and payment to the prior payment in full of all current senior secured indebtedness of the Issuer outstanding under (i) the Credit Agreement dated as of October 11, 2016, among Issuer as guarantor, certain of Issuer’s subsidiaries, as Issuers and guarantors, Madryn Health Partners, LP (“Madryn”), as administrative agent, and certain affiliates of Madryn as lenders, as may be amended, restated, modified, or extended from time to time (the “Madryn Credit Agreement”) (ii) the Amended and Restated Guaranty of Payment and Performance dated as of August 29, 2018 by Issuer in favor of City National Bank of Florida in respect of debt obligations of certain affiliates of Issuer, as may be amended, restated, modified or extended from time to time (“CNB Credit Agreement”), in each case, pursuant to the Subordination Agreements.

This Note may not be prepaid, in whole or in part, without the prior written consent of the Holder.

Upon conversion of this Note in accordance with the terms hereof, the outstanding principal amount and any accrued and unpaid interest, shall be deemed fully repaid and this Note shall automatically be cancelled.

All payments by the Issuer under this Note shall be made without set-off or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law.

The amendment or waiver of any term of this Note, the resolution of any controversy or claim arising out of or relating to this Note and the provision of notice shall be conducted pursuant to the terms of the Note Purchase Agreement.

No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

The Issuer and every endorser or guarantor of this Note, regardless of the time, order or place of signing, hereby waives presentment, demand, protest and notices of every kind and assents to any permitted extension of the time of payment and to the addition or release of any other party primarily or secondarily liable hereunder.

The Holder agrees that no stockholder, director or officer of the Issuer shall have any personal liability for the repayment of this Note.

Until the conversion of this Note, the Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Issuer or Restoration Robotics.

All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflict of laws thereof.

[Remainder of Page Intentionally Left Blank]

VENUS CONCEPT LTD.

By:

Name:

Title:

ACKNOWLEDGED AND AGREED WITH

RESPECT TO PARAGRAPHS 5 AND 7 OF

THIS NOTE:

RESTORATION ROBOTICS, INC.

By:

Name:

[Signature Page to Unsecured Senior Subordinated Convertible Promissory Note]

Title:EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

EXHIBIT C

FORM OF VOTING UNDERTAKING

EXHIBIT D

FORM OF LOCK-UP AGREEMENT

EXHIBIT E

FORM OF MADRYN SUBORDINATION AGREEMENT

EXHIBIT F

FORM OF CNB SUBORDINATION AGREEMENT